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                                                                    EXHIBIT 3.31


                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 03/28/1994
                                                          944051413 - 2389840


                          CERTIFICATE OF INCORPORATION

                                       OF

                                 NOMA O.P., INC.

                  The undersigned hereby certifies as follows:

                  1. The name of the corporation is NOMA O.P., INC.

                  2. The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

                  3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares of common stock with a par value of $1.00 per share.

                  5. The name and mailing address of the incorporator is as follows:

                                Howard L. Rosenberg
                                190 South LaSalle Street
                                Chicago, Illinois 60603

                  6. The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

                           (a) Election of directors need not be by ballot
                  unless the by-laws so provide.

                           (b) The Board of Directors shall have power, without
                  the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the by-laws at the corporation.

                  7. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the






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application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provision of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  8. Personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same is in effect on the date hereof or may hereafter be amended from time to time to further restrict the personal liability of the directors; provided, that no amendment of said provision shall expand the personal liability of directors over the extent permitted by such provision on the date hereof.

                  9. The corporation shall, to the full extent permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                  IN WITNESS WHEREOF, the undersigned has signed this certificate on March 28, 1994.


                                      HOWARD L. ROSENBERG
                                      ---------------------------------------
                                      Howard L. Rosenberg
                                      Sole Incorporator


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